Exhibit 99.4

TGR FINANCIAL, INC.
REVOCABLE PROXY FOR

SPECIAL MEETING OF SHAREHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned shareholder(s) of TGR Financial, Inc., a Florida corporation (the “Company”), hereby revoke(s) any Proxy heretofore given, hereby appoint(s) ________________ and ________________, and each of them, with full power to act alone, the true and lawful attorneys-in-fact and proxies of the undersigned, with full powers of substitution, and hereby authorize(s) them and each of them, to represent the undersigned and to vote all shares of common stock of the Company that the undersigned is entitled to vote at the special meeting of shareholders of the Company to be held on ___________, 2021 at [•], local time, at ______________________________________, and any and all adjournments or postponements thereof, with all powers the undersigned would possess if personally present, on the following proposals, each as described more fully in the accompanying Proxy Statement/Prospectus, and any other matters coming before said meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1 AND 2.

1.	Proposal to approve the Agreement and Plan of Merger and Reorganization, dated as of June 2, 2021, by and between the Company and First Foundation, Inc. (“FFI”), pursuant to which the Company will merge with and into FFI, with FFI as the surviving company in the merger (the “Company Merger Proposal”).

[    ]      FOR      [    ]      AGAINST      [    ]      ABSTAIN

2.	Proposal to adjourn or postpone the special meeting, if necessary or appropriate, to permit further solicitation of proxies if there are not sufficient votes at the time of the special meeting to approve the Company Merger Proposal.

[    ]      FOR      [    ]      AGAINST      [    ]      ABSTAIN

3.	In his discretion, the proxy is authorized to vote upon such other matters as may properly come before the special meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1 AND 2. IF ANY OTHER MATTERS ARE PROPERLY BROUGHT BEFORE THE SPECIAL MEETING OR ANY ADJOURNMENT OR POSTPONEMENT, THE PERSONS NAMED AS PROXIES WILL VOTE THE SHARES REPRESENTED BY PROPERLY EXECUTED PROXIES IN ACCORDANCE WITH THEIR JUDGMENT ON THOSE MATTERS.

The undersigned shareholder hereby acknowledges his, her or its receipt of the accompanying Notice of Meeting and Proxy Statement/Prospectus.

IMPORTANT: PLEASE MARK, SIGN, DATE AND RETURN PROMPTLY USING THE ENCLOSED ENVELOPE. SIGN YOUR NAME AS REFLECTED ON THE MAILING LABEL BELOW AND RETURN THIS PROXY IN THE ENCLOSED ENVELOPE.

NOTE: Please sign and print your name exactly as it appears on the books and records of the Company. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

PLEASE MARK, SIGN BELOW, DATE AND RETURN ON OR BEFORE __________, 2021 IN THE ENVELOPE FURNISHED ☐ Please check box if you plan to attend Special Meeting

Signature(s)

Date                             , 2021

Print Name

Signature(s)

Date                             , 2021

Print Name

2